FIRST 1 BANCORP

News Release

For Immediate Release:	For More Information,
March 3, 2006	Contact: James H. Garner
910-576-6171

First Bancorp Reports Upward Revision to
Previously Announced 2005 Earnings

TROY, N.C. - First Bancorp (NASDAQ - FBNC), the parent company of First Bank, announced today an upward revision of $1,982,000, or $0.14 per diluted share, to its previously announced fourth quarter and full year 2005 earnings, caused by a change in the Company’s estimate of a contingency loss accrual resulting from an event that occurred subsequent to December 31, 2005 but prior to the issuance of the Company’s audited financial statements. As a result of this change, the Company now reports net income for the fourth quarter of 2005 of $7,413,000, or $0.52 per diluted share, and net income for the full year 2005 of $16,090,000, or $1.12 per diluted share. The Company previously reported fourth quarter 2005 net income of $5,431,000, or $0.38 per diluted share, and net income for the full year 2005 of $14,108,000, or $0.98 per diluted share.

As previously reported, since June 2005, the Company has been the subject of an income tax audit by the North Carolina Department of Revenue, which has indicated that they will challenge certain aspects of the Company’s operating structure involving a real estate investment trust (“REIT”) that resulted in a reduction in the Company’s state tax liability. In the third quarter of 2005, based on consultations with the Company’s external auditor and legal counsel, the Company determined that it should record a loss accrual of $6,320,000, or $0.44 per diluted share, to reserve for this issue.

In February 2006, the North Carolina Department of Revenue announced a “Settlement Initiative” that offers companies with certain transactions, including those with a REIT operating structure, the opportunity to resolve such matters with reduced penalties by agreeing to participate in the initiative by June 15, 2006. Although the Company continues to believe that its tax returns complied with the relevant statutes, the Board of Directors of the Company has tentatively decided that it is in the best interests of the Company to settle this matter by participating in the initiative. Based on the terms of the initiative, the Company estimates that its total liability to settle the matter will be approximately $4,338,000 (after-tax), or $0.30 per diluted share, or $1,982,000 less than the amount that was originally accrued. The aspects of the REIT structure that gave rise to this issue were discontinued effective January 1, 2005, and thus the Company does not believe it has any additional exposure related to this item beyond the amount of the accrual other than ongoing interest on the unpaid taxes amounting to $65,000 per quarter (after-tax).

Accordingly, because the February 2006 Settlement Initiative results in a change to the Company’s estimate of its loss and the change in estimate has occurred prior to the issuance of its 2005 audited financial statements, the relevant accounting standards require the Company to reflect the revised estimate in its audited 2005 financial statements. The primary effects of the change to the previously reported financial results for the fourth quarter and calendar year 2005 are a reduction to income tax expense by $1,982,000 and a corresponding increase in net income and shareholders’ equity.

The financial schedules originally included in the Company’s press release dated January 24, 2006 have been adjusted to reflect the revision and are included below.

First Bancorp is a bank holding company based in Troy, North Carolina with total assets of approximately $1.8 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 61 branch offices, with 55 branches operating in a nineteen county market area in the central piedmont region of North Carolina, 3 branches in Dillon County, South Carolina, and 3 branches in Virginia (Abingdon, Radford, and Wytheville), where First Bank does business as First Bank of Virginia. The Company also has loan production offices in Mooresville and Wilmington, North Carolina and Blacksburg, Virginia. First Bancorp’s common stock is traded on the NASDAQ National Market under the symbol FBNC.

Please visit our website at www.firstbancorp.com. For additional financial data, please see the attached Financial Summary.

This press release contains statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” or other statements concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, the Company’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions.

First Bancorp and Subsidiaries Financial Summary - Revised

	Three Months Ended December 31,		Percent
($ in thousands except per share data - unaudited)	2005	2004	Change

INCOME STATEMENT

Interest income
Interest and fees on loans	$25,766	20,577
Interest on investment securities	1,419	1,102
Other interest income	555	231
Total interest income	27,740	21,910	26.6%
Interest expense
Interest on deposits	8,537	4,951
Other, primarily borrowings	1,256	842
Total interest expense	9,793	5,793	69.0%
Net interest income	17,947	16,117	11.4%
Provision for loan losses	925	825	12.1%
Net interest income after provision
for loan losses	17,022	15,292	11.3%
Noninterest income
Service charges on deposit accounts	2,204	2,185
Other service charges, commissions, and fees	1,013	862
Fees from presold mortgages	325	271
Commissions from financial product sales	310	323
Data processing fees	36	112
Securities gains	3	11
Other gains (losses)	(88)	80
Total noninterest income	3,803	3,844	(1.1%)
Noninterest expenses
Personnel expense	7,096	6,543
Occupancy and equipment expense	1,536	1,425
Intangibles amortization	73	94
Other operating expenses	3,470	3,209
Total noninterest expenses	12,175	11,271	8.0%
Income before income taxes	8,650	7,865	10.0%
Income taxes	1,237	2,554	(51.6%)
Net income	$7,413	5,311	39.6%

Earnings per share - basic	$0.52	0.38	36.8%
Earnings per share - diluted	0.52	0.37	40.5%

ADDITIONAL INCOME STATEMENT INFORMATION
Net interest income, as reported	$17,947	16,117
Tax-equivalent adjustment (1)	113	116
Net interest income, tax-equivalent	$18,060	16,233	11.3%

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax exempt status. This amount has been computed assuming a 39% tax rate and is reduced by the related nondeductible portion of interest expense.

First Bancorp and Subsidiaries Financial Summary - Page 2 - Revised

	Twelve Months Ended December 31,		Percent
($ in thousands except per share data - unaudited)	2005	2004	Change

INCOME STATEMENT

Interest income
Interest and fees on loans	$94,097	76,093
Interest on investment securities	5,660	4,956
Other interest income	1,672	544
Total interest income	101,429	81,593	24.3%
Interest expense
Interest on deposits	28,516	17,226
Other, primarily borrowings	4,322	3,077
Total interest expense	32,838	20,303	61.7%
Net interest income	68,591	61,290	11.9%
Provision for loan losses	3,040	2,905	4.6%
Net interest income after provision
for loan losses	65,551	58,385	12.3%
Noninterest income
Service charges on deposit accounts	8,537	9,064
Other service charges, commissions, and fees	3,963	3,361
Fees from presold mortgages	1,176	969
Commissions from financial product sales	1,307	1,387
Data processing fees	279	416
Securities gains	5	299
Other gains (losses)	(263)	349
Total noninterest income	15,004	15,845	(5.3%)
Noninterest expenses
Personnel expense	27,975	25,604
Occupancy and equipment expense	6,002	5,710
Intangibles amortization	290	378
Other operating expenses	13,369	12,006
Total noninterest expenses	47,636	43,698	9.0%
Income before income taxes	32,919	30,532	7.8%
Income taxes	16,829	10,418	61.5%
Net income	$16,090	20,114	(20.0%)

Earnings per share - basic	$1.14	1.42	(19.7%)
Earnings per share - diluted	1.12	1.40	(20.0%)

ADDITIONAL INCOME STATEMENT INFORMATION
Net interest income, as reported	$68,591	61,290
Tax-equivalent adjustment (1)	448	475
Net interest income, tax-equivalent	$69,039	61,765	11.8%

(1) See footnote 1 on page 1 of Financial Summary for discussion of tax-equivalent adjustments.

First Bancorp and Subsidiaries Financial Summary - Page 3 - Revised

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
PERFORMANCE RATIOS (annualized)
Return on average assets	1.67%	1.31%	0.94%	1.30%
Return on average equity	19.03%	14.07%	10.39%	13.71%
Net interest margin - tax equivalent (1)	4.37%	4.32%	4.33%	4.31%
Efficiency ratio - tax equivalent (1) (2)	55.69%	56.14%	56.68%	56.30%
Net charge-offs to average loans	0.29%	0.14%	0.14%	0.14%
Nonperforming assets to total assets (period end)	0.17%	0.32%	0.17%	0.32%

SHARE DATA
Cash dividends declared	$0.18	0.17	$0.70	0.66
Stated book value	10.94	10.54	10.94	10.54
Tangible book value	7.48	7.04	7.48	7.04
Common shares outstanding at end of period	14,229,148	14,083,856	14,229,148	14,083,856
Weighted average shares outstanding - basic	14,212,387	14,064,422	14,165,992	14,138,513
Weighted average shares outstanding - diluted	14,385,115	14,361,437	14,360,032	14,395,152
Shareholders’ equity to assets	8.65%	9.06%	8.65%	9.06%

AVERAGE BALANCES (in thousands)
Total assets	$1,759,279	1,608,146	$1,709,380	1,545,332
Loans	1,463,468	1,352,589	1,422,419	1,295,682
Earning assets	1,639,823	1,495,139	1,593,554	1,434,425
Deposits	1,493,683	1,363,557	1,460,620	1,306,404
Interest-bearing liabilities	1,392,921	1,282,404	1,359,744	1,232,130
Shareholders’ equity	154,562	150,163	154,871	146,683

(1) See footnote 1 on page 1 of Financial Summary for discussion of tax-equivalent adjustments.
(2) Calculated by dividing noninterest expense by the sum of tax-equivalent net interest income plus noninterest income.

TREND INFORMATION
($ in thousands except per share data)

	For the Three Months Ended
INCOME STATEMENT	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Net interest income - tax equivalent (1)	$18,060	17,463	17,118	16,398	16,233
Taxable equivalent adjustment (1)	113	111	111	113	116
Net interest income	17,947	17,352	17,007	16,285	16,117
Provision for loan losses	925	690	845	580	825
Noninterest income	3,803	3,779	3,712	3,710	3,844
Noninterest expense	12,175	11,486	12,260	11,715	11,271
Income before income taxes	8,650	8,955	7,614	7,700	7,865
Income taxes	1,237	9,646	2,962	2,984	2,554
Net income	7,413	(691)	4,652	4,716	5,311

Earnings (loss) per share - basic	0.52	(0.05)	0.33	0.33	0.38
Earnings (loss) per share - diluted	0.52	(0.05)	0.32	0.33	0.37

(1) See footnote 1 on page 1 of Financial Summary for discussion of tax-equivalent adjustments.

First Bancorp and Subsidiaries Financial Summary - Page 4 - Revised

PERIOD END BALANCES (in thousands)	December 31, 2005	September 30, 2005	December 31, 2004	One Year Change
Assets	$1,801,050	1,758,034	1,638,913	9.9%
Securities	127,785	128,421	102,579	24.6%
Loans	1,482,611	1,446,185	1,367,053	8.5%
Allowance for loan losses	15,716	15,879	14,717	6.8%
Intangible assets	49,227	49,300	49,330	(0.2%)
Deposits	1,494,577	1,475,528	1,388,768	7.6%
Borrowings	100,239	101,239	92,239	8.7%
Shareholders’ equity	155,728	150,929	148,478	4.9%

	For the Three Months Ended
YIELD INFORMATION	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Yield on loans	6.99%	6.71%	6.47%	6.26%	6.05%
Yield on securities - tax equivalent (1)	4.82%	4.72%	5.06%	4.94%	4.72%
Yield on other earning assets	4.39%	3.84%	3.33%	2.80%	2.30%
Yield on all interest earning assets	6.74%	6.47%	6.25%	6.08%	5.86%

Rate on interest bearing deposits	2.61%	2.35%	2.09%	1.86%	1.65%
Rate on other interest bearing liabilities	5.30%	5.22%	5.27%	4.92%	3.87%
Rate on all interest bearing liabilities	2.79%	2.53%	2.27%	2.04%	1.80%
Interest rate spread - tax equivalent (1)	3.95%	3.94%	3.98%	4.04%	4.06%
Net interest margin - tax equivalent (2)	4.37%	4.32%	4.31%	4.33%	4.32%

Average prime rate	6.96%	6.42%	5.91%	5.44%	4.94%

(1) See footnote 1 on page 1 of Financial Summary for discussion of tax-equivalent adjustments.
(2) Calculated by dividing annualized tax equivalent net interest income by average earning assets for the period. See footnote 1 on page 1 of Financial Summary for discussion of tax-equivalent adjustments.

ASSET QUALITY DATA ($ in thousands)	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Nonaccrual loans	$1,640	3,330	3,806	4,249	3,707
Restructured loans	13	14	15	15	17
Accruing loans > 90 days past due	-	-	-	-	-
Total nonperforming loans	1,653	3,344	3,821	4,264	3,724
Other real estate	1,421	2,023	2,520	2,401	1,470
Total nonperforming assets	$3,074	5,367	6,341	6,665	5,194

Net charge-offs to average loans - annualized	0.29%	0.12%	0.08%	0.07%	0.14%

Nonperforming loans to total loans	0.11%	0.23%	0.27%	0.31%	0.27%

Nonperforming assets to total assets	0.17%	0.31%	0.36%	0.40%	0.32%

Allowance for loan losses to total loans	1.06%	1.10%	1.10%	1.08%	1.08%